PRINTED IN CANADA IMPRIMÉ AU CANADA

OccuLogix

C00000

NUMBER - NUMÉRO

SHARES - ACTIONS

CUSIP 67461T 10 7

75,000,000 AUTHORIZED SHARES OF COMMON STOCK,
PAR VALUE $0.001 PER SHARE

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

75 000 000 D'ACTIONS ORDINAIRES AUTORISÉES,
VALEUR NOMINALE DE 0,001 $ L'ACTION

CONSTITUÉE SOUS LE RÉGIME DES LOIS DE L'ÉTAT DU DELAWARE

THIS CERTIFIES THAT • LES PRÉSENTES ATTESTENT QUE

is the registered holder of • est le porteur inscrit de

FULLY PAID AND NON-ASSESSABLE COMMON SHARES IN THE CAPITAL OF

ACTIONS ORDINAIRES ENTIÈREMENT LIBÉRÉES DU CAPITAL DE

OCCULOGIX, INC.

These shares are transferable on the books of the Corporation by the registered holder or his attorney, upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar of the Corporation.

In Witness Whereof the Corporation has caused this certificate to be signed by its duly authorized officers.

Le porteur inscrit ou son mandataire peuvent faire transférer ces actions dans les livres de la société en remettant le présent certificat dûment endossé. Le présent certificat n'est valide que s'il est contresigné et immatriculé par l'agent des transferts et agent chargé de la tenue des registres de la société.

En foi de quoi la société a fait signer le présent certificat par ses dirigeants dûment autorisés.

COMMON ORDINAIRES

Dated
Daté le ______________________________

COUNTERSIGNED AND REGISTERED:
CONTRESIGNÉ ET IMMATRICULÉ :
MELLON INVESTOR SERVICES LLC NEW YORK
TRANSFER AGENT AND REGISTRAR
AGENT DES TRANSFERTS ET AGENT
CHARGÉ DE LA TENUE DES REGISTRES

or/ou
EQUITY TRANSFER SERVICES INC. TORONTO ONTARIO
CO-AGENT
CO-AGENT DES TRANSFERTS

BY
PAR

____
AUTHORIZED OFFICER - DIRIGEANT AUTORISÉ

CHAIRMAN AND CHIEF EXECUTIVE OFFICER
PRÉSIDENT DU CONSEIL D'ADMINISTRATION ET CHEF DE LA DIRECTION

CHIEF FINANCIAL OFFICER AND TREASURER
CHEF DES SERVICES FINANCIERS ET TRÉSORIER



THE SHARES REPRESENTED BY THIS CERTIFICATE ARE TRANSFERABLE AT THE PRINCIPAL OFFICE OF MELLON INVESTOR SERVICES LLC IN NEW YORK, NEW YORK, AND EQUITY TRANSFER SERVICES INC., TORONTO, ONTARIO.

LES ACTIONS REPRÉSENTÉES PAR LE PRÉSENT CERTIFICAT PEUVENT ÊTRE TRANSFÉRÉES AU BUREAU PRINCIPAL DE MELLON INVESTOR SERVICES LLC À NEW YORK, NEW YORK, ET À EQUITY TRANSFER SERVICES INC., TORONTO (ONTARIO).

OCCULOGIX

Canadian Bank Note Company, Limited. november 17/04 #4873 Intaglio colour CBN #6250 purple litho pms 2735